STILWELL FINANCIAL INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES -
                             (dollars in millions)

                                                                  Years Ended December 31,

                                             ----------     ----------     ---------      ---------      -------
                                                1997           1998           1999           2000          2001
                                             ----------     ----------     ---------      ---------      -------
Pretax income, excluding equity in
 earnings of unconsolidated affilites        $    205.0     $   263.5      $   539.8      $ 1,131.6      $ 544.6

Interest Expense                                   10.4           6.5            5.9            7.7         34.8

Portion of Rents Representative
 of an Appropriate Interest Factor                  4.2           5.8            5.8            7.5          6.5

Distributed Earnings of Less Than 50%
  Owned Affiliates                                   -              -             -              -            -
                                             ----------     ---------      ---------      ---------      -------
Income (Loss) as Adjusted                    $    219.6     $   275.8      $   551.5      $ 1,146.8      $ 585.9
                                             ----------     ---------      ---------      ---------      -------
Fixed Charges:

Interest Expense on Indebtedness             $     10.4     $     6.5      $     5.9      $     7.7      $  34.8

Portion of Rents Representative
 of an Appropriate Interest Factor                  4.2           5.8            5.8            7.5          6.5
                                             ----------     ---------      ---------      ---------      -------
  Total Fixed Charges                        $     14.6     $    12.3      $    11.7      $    15.2      $  41.3
                                             ----------     ---------      ---------      ---------      -------
Ratio of Earnings to Fixed Charges                15.04         22.42          47.14          75.45        14.19
                                             ==========     =========      =========      =========      =======
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